AGREEMENT FOR EXCHANGE OF STOCK FOR STOCK

THIS AGREEMENT for the Exchange of Stock for Stock is made effective as of the 1st day of April, 2006.

BETWEEN:

SERVICE AIR GROUP INC., a British Columbia, Canada corporation

(“SAGCA”)

AND:

SERVICE AIR GROUP, INC., a New Jersey corporation

(“SAG”)

RECITALS

WHEREAS:

A.	SAGCA and its shareholders desire to issue and transfer to SAG, 4,125,000 of its Class B, Non-Voting, Shares without Par Value, in exchange for certain shares of SAG’s common stock described herein;
B.

SAG is willing and desirous of acquiring the shares of SAGCA, in exchange for SAG shares of common stock to be issued to SAGCA for the consideration and upon the terms and conditions as set forth below; and

C.	The parties desire to make this transaction a tax-free exchange of stock under the tax laws of the United States, insofar as possible.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed as follows:

1.	CONSIDERATION, SALE, EXCHANGE OF SHARES
1.1	At the closing herein, SAGCA agrees to issue, transfer, assign and convey, exclusively to SAG, 4,125,000 of SAGCA’s private, class-B, non-voting shares without Par Value under the following term(s):
	(a)	SAGCA is responsible to provide 2 prior years of annual audited financial statements to SAG from the date of this agreement, as per SEC’s sb-2 requirements under US-GAAP standards.

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(b)

SAG may raise equity/debt capital in the amount of US$14,975,000 (Fourteen Million Nine Hundred Seventy Five Thousand United States Dollars) to fund SAGCA’s operations included but not limited to equipments and/or working capital as required in SAGCA’s Business Plan. Working capital to be paid by SAG to SAGCA would be recorded as an investment and not an inter-company loan. At its sole-discretion, SAG may make these payments directly to SAGCA and/or its designated supplier(s) as follows:

(1)	$4,975,000 (Working Capital)
(2)	$10,000,000 (Buy/Lease Aircraft)
(c)

Under this agreement, SAG becomes entitled to receive 90% of SAGCA’s Net Operating Income (After Taxes) in the form of a dividend. Under this dividend policy, SAG shall be paid out on an annual basis after SAGCA’s fiscal year has been audited under US-GAAP standards.

(d)

Parties agree that regardless of SAG buys/leases aircrafts, SAGCA is bonded to always lease/sub-lease required aircraft(s) only from/through SAG as a permanent, mutually, pre-agreed arrangement between the parties; individual leases for each aircraft shall be executed under a separate “Aircraft Lease Agreement”. At the end of each lease term, SAG reserves the right to buy out the aircraft from its suppliers, if aircraft was not purchased by SAG in the beginning of the term.

(e)

Both parties to this agreement shall be exclusively responsible for their own operating expenses from the date of this agreement. Any payments made by SAGCA on SAG’s behalf shall be treated as an inter-company, interest free loan and shall be repaid as the funds become available, on the other hand, any payments made or to be made by SAG to SAGCA shall be treated as an investment and would not be classified as an inter-company/interest-free loans.

(f)

SAG agrees to issue 4,125,000 shares (the “SAG Shares”) of its restricted, common stock to SAGCA. The approval of three-quarters of the SAGCA shareholders shall be required to approve this Agreement. SAGCA may transfer SAG’s shares to its shareholders, Directors, Officers, affiliates and/or associates in exchange of their services and/or financial contributions to SAGCA as long as all such transactions are recorded under lock-up agreements with SAG being a party, SAGCA is responsible to file/report these lock-up agreements to SEC.

(g)

After execution of this agreement, Mr. Jag Dhillon, President, CEO and sole-director of SAGCA shall also be appointed as President, CEO and director of SAG. Mr. Mohammad Sultan shall resign as President & CEO of SAG and shall be appointed as CFO, Secretary/Treasurer & director of SAG. Management of SAGCA shall also become management of SAG.

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2.	CLOSING
2.1

The closing (“Closing”) of this transaction shall be within 15 days from the date of execution hereof (subject to extension upon the mutual agreement of the parties), at the offices of SAGCA located at:

Vancouver International Airport

5455 Airport Road South

Richmond, B.C. Canada VB 1B5

Tel: (604)-233-7727; Fax :(604)-233-7030

2.2	At Closing:
(a) SAGCA will pay and deliver to SAG, the SAGCA Shares;
(b) SAG will pay and deliver to SAGCA, the SAG Shares.
3.	REPRESENTATION AND WARRANTIES OF SAGCA

SAGCA represents and warrants that:

3.1

SAGCA is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia, Canada; it has all of the authority necessary to enter into this agreement and be bound by the terms and covenants of performance herein.

3.2

SAGCA will be acquiring the SAG Shares for its own account and not with a view to any distribution within the meaning of the Securities Act of 1933, as amended (the “Act”). As a “purchaser”, SAGCA acknowledges that it has been advised and is aware that:

	(a)	the issuer of the shares (SAG) is relying upon an exemption from registration under the Act predicated upon the representations and warranties of SAGCA contained in this Agreement; and
(b)

the SAG Shares issued to SAGCA pursuant to this Agreement will be restricted stock within the meaning of the rules and regulations (Rules) promulgated by the United States Securities and Exchange Commission (SEC) pursuant to the Act.

Unless, and until, the SAG Shares are registered under the Act, they will be subject to limitations upon resale set forth in the Rules or in other administrative interpretations by the SEC in effect at the time of the proposed sale or other disposition. SAGCA hereby irrevocably and unconditionally agrees not to issue any new stock/shares to anyone from the date of closing and agrees that its financial statements can be audited any time by SAG at its sole discretion and that SAGCA will act exclusively as an operational wing of SAG from the Closing date.

3.3	SAGCA has received all of the information it considers necessary or appropriate for determining whether to acquire the SAG Shares pursuant to this Agreement. SAGCA is

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familiar with the business, affairs, risks and properties of SAG. SAGCA has had an opportunity to ask questions of and receive answers from SAG and its officers, directors and other representatives regarding SAG and the terms and conditions of the offering of the SAG Shares. SAGCA has had the opportunity to obtain any additional information SAG possesses or could acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished.

3.4

SAGCA has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and substantial risks of an investment in the SAG Shares and is able to bear the economic risks relevant to the acquisition of the Shares hereunder.

3.5

SAGCA is relying solely upon its own due diligence, or upon independent consultation with its professional, legal, tax and accounting advisors or such others as SAGCA deems to be appropriate in acquiring the SAG Shares; SAGCA have been advised to, and have consulted with, their professional tax and legal advisors with respect to any tax consequences of acquiring the SAG Shares from SAG.

3.6

SAGCA recognizes that an acquisition of the SAG Shares involves substantial risk and understands all of the risk factors related to the purchase of the Shares, including the fact that SAGCA understand there may be no market for the SAG Shares.

3.7

SAGCA’s financial condition is such that SAGCA is under no present or contemplated future need to dispose of any portion of SAG Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

3.8	Without in any way limiting the representation set forth above, SAGCA further agrees not to make any disposition of all or any portion of the Shares unless and until:
(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(b)

SAGCA shall have notified SAG of the proposed disposition and shall have furnished SAG with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by SAG, SAGCA shall have furnished SAG with an opinion of counsel, reasonably satisfactory to SAG and its counsel, that such disposition will not require registration under the Act.

3.9	It is understood and agreed by the SAGCA Shareholders that the certificates evidencing the Shares will bear substantially the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN

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THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

3.10

The SAGCA confers full authority upon SAG to affix the above legend to the certificate or certificates representing the SAG Shares; and to instruct SAG’s transfer agent not to transfer any of the Shares issued hereunder until the transfer agent has received written approval from SAG or its counsel.

3.11

SAGCA understands that SAG is relying upon the representations and warranties made by SAGCA as contained in this Agreement and any subscription agreement or private placement disclosure document utilized in the issuance of the SAG Shares pursuant to an exemption from registration, in consummating the sale and transfer of the SAG Shares without registering them under the Act or any law. Therefore, SAGCA agrees to indemnify SAG against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney’s fees) which arise as a result of a sale, exchange or other transfer of the SAG Shares other than as permitted under this Agreement. SAGCA further understands and agrees that SAG will make an appropriate notation on its transfer records of the restrictions applicable to the SAG Shares.

3.12

SAGCA, through its officers or directors, has fully disclosed its financial condition to SAG or its agent. At Closing, the management of SAGCA will deliver a certificate attesting, among other things, that there will have been no material changes in the condition of the business or its finances as reflected in its financial statements, which shall be audited in accordance with generally accepted accounting principles within not more than 60 days after closing; that all authority has been duly taken to enter into and close this transaction; that there are no material undisclosed liabilities, claims, or judgments against that company; and that all legal and governmental regulations or authorities will have been complied with, or allowance made for compliance, including for any such outstanding liabilities, claims, or judgments.

4.	REPRESENTATIONS AND WARRANTIES OF SAG

SAG represents and warrants that:

4.1	It is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey, United States of America.
4.2	There are presently issued and outstanding 5,250,000 common voting shares of SAG.
4.3	SAG has all necessary corporate power and authority under the laws of New Jersey and all other applicable provisions of law to own its properties and other assets now owned

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by it, to carry on its business as now being conducted, and to execute, deliver and carry out the provisions of this Agreement.

4.4

All corporate action on the part of SAG required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the SAG Shares has been duly and effectively taken. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of SAG, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors’ rights generally.

5.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1	The representations, warranties and covenants made respectively by SAGCA and SAG in this Agreement shall survive the closing and the exchange of the SAG Shares hereunder.
6.	MISCELLANEOUS

The following miscellaneous provisions, standard to commercial contracts of this nature, are made part hereof:

6.1

In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.2

This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. The parties may not transfer or assign all or any part of their rights or obligations except to the extent expressly permitted by this Agreement.

6.3

This Agreement constitutes the entire agreement and understanding between the parties, and supersedes any/all prior written and/or verbal agreements including amendments, and may not be modified or amended except in writing signed by both parties.

6.4

No term or condition of this Agreement shall be deemed to have been waived nor there any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

6.5	British Columbia law applicable to contracts to be performed in that jurisdiction shall interpret this Agreement.
6.6	This agreement may be executed in one or more counterparts, including electronic mail or facsimile, each of which may be considered an original copy hereof.

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7.	TAX-FREE EXCHANGE
7.1

Insofar as possible, the parties agree that the exchange of shares for shares called for hereunder shall be a tax-free exchange under the tax laws and the Internal Revenue Code (as amended) of the United States, and not a purchase of assets.

8.	CONDITIONS TO CLOSING

The Closing called for hereunder shall be subject to, among other things:

8.1	The delivery of share certificates representing the SAG Shares to SAGCA; and the delivery to SAG by SAGCA of share certificates representing the SAGCA Shares called for herein;
8.2

The conduct of due diligence of SAGCA by SAG or its agent, satisfactory to the management of SAG that the books, records, shares of stock outstanding, assets and liabilities of SAGCA are in fact as have been represented;

8.3	Resolutions by the respective boards of directors of SAGCA and SAG ratifying this transaction;
8.4

An opinion of counsel satisfactory to SAG that SAGCA is a validly existing corporation in good standing in its place of domicile; that all actions called for hereunder have been duly taken; that, to such counsel’s knowledge, there are no outstanding or threatened adverse legal actions, claims, or judgments, or the like, other than may have been duly disclosed in writing by management of SAGCA; that shares of SAGCA will be legally transferred to SAG;

8.5

A certificate of estoppel by the management of SAGCA as of the day of Closing, in substantially the form and content set forth in paragraph 3.12, above, certifying among other things, that since the execution of this Agreement and until Closing hereof, there has been no material change in the conduct of the business of SAGCA, and that its business has been conducted in the normal course.

8.6	The delivery to SAGCA of a subscription form, substantially in form and substance satisfactory to counsel for SAGCA.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

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SERVICE AIR GROUP INC. (BC, CANADA)

By:	/s/
Jagbir S. Dillon, President/CEO

SERVICE AIR GROUP INC. (NJ, USA)

Per:	/s/
Mohammad T. Sultan, President/CEO

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